EXHIBIT 21.1

SUBSIDIARIES OF THESTREET, INC.

JURISDICTION OF
INCORPORATION OR
ENTITY	ORGANIZATION
Bankers Financial Products Corporation	Wisconsin
The Deal, LLC	Delaware
Management Diagnostics Limited	UK